UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2011

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2011, Integra LifeSciences Corporation ("ILS"), a wholly-owned subsidiary of Integra LifeSciences Holdings Corporation (the "Company"), entered into a lease modification agreement with Plainsboro Associates relating to its manufacturing facility located at 105 Morgan Lane, Plainsboro, New Jersey. Plainsboro Associates is a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries ("Provco"), owns a 50% interest in Plainsboro Associates. Provco’s stockholders are trusts whose beneficiaries include the children of Dr. Richard Caruso, the Chairman and a principal stockholder of the Company. Dr. Caruso is the President of Provco.

The lease modification agreement provides a fifteen-year option (instead of the prior ten-year option) for ILS to extend the lease term from November 1, 2017 through October 31, 2032 at the same fixed rental rate that applied to the prior ten-year option renewal period. In addition, the lease modification agreement (i) adds a five-year renewal option in order to be able to extend the lease from November 1, 2032 through October 31, 2037 at the fair market rental rate of the premises and (ii) adds another five-year renewal option in order to be able to extend the lease from November 1, 2037 through October 31, 2042 at the fair market rental rate of the premises. In the event that ILS exercises any of the five-year renewal options, the landlord will notify ILS as to its opinion as to the fair market rental rate, which cannot be lower than the rent for the prior lease term. In making the determination of the fair market rental rate, no consideration shall be given to the value of any additions, improvements or special purpose renovations paid by ILS. If ILS does not agree with the amount of the fair market rental rate, the parties will have 30 days to negotiate. If the parties still cannot agree, then the fair market rental rate shall be determined by appraisal in which case the parties shall jointly select an appraiser. If the parties do not agree on the appraiser, then each party will select an appraiser. If the two appraisers do not agree on the fair market rental rate, then the appraisers will select a third appraiser and the determination of two of the three appraisers that are the same will be the fair market rental rate. If none of the appraisals are the same, then the fair market rental rate shall be the average of the three appraisals. Each party shall pay for the fee of the appraiser selected by it and the fee for the third appraiser, if necessary, shall be shared equally. Further, the lease modification agreement incorporates terms from two prior lease amendments into the modification agreement.

Prior to the March 2, 2011 modification agreement, the lease had an option for ILS to extend the term from November 1, 2017 through October 31, 2027 at a fixed rate of $11.97 per square foot, or an annual rate of $295,515.36 ($24,626.28 monthly), for the ten-year extension period.

A copy of the lease modification agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

Lease Modification #3 entered into as of the 2nd day of March, 2011, between Plainsboro Associates and Integra LifeSciences Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

March 3, 2011	By:	Stuart M. Essig

Name: Stuart M. Essig
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Lease Modification #3 entered into as of the 2nd day of March, 2011, between Plainsboro Associates and Integra LifeSciences Corporation.